
PNC SERIES 1996-2 (1381)                                                                                  EXHIBIT 99.1
FISCAL 1996

                                      JANUARY          FEBRUARY          MARCH               APRIL              MAY
ISSUE DATE: 06/28/1996
CERTIFICATE BALANCE AT
ISSUE:  $86,542,998.26

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS
   UNITS

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL COLLECTED
      DUE CURRENT MONTH
   UNSCHEDULED PRINCIPAL COLLEC-
      TION/REVERSALS
   LIQUIDATIONS-IN-FULL
   PRINCIPAL BALANCE SALE ADJUSTMENTS
   NET PRINCIPAL DISTRIBUTED

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS
   UNITS

SCHEDULED INTEREST AT MORTGAGE RATE:

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS
   INTEREST SALE ADJUSTMENTS
   INTEREST ACCRUAL ADJUSTMENT
   INTEREST UNCOLLECTED ON LIQUIDATION
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS
   NET UNSCHEDULED INTEREST
     DISTRIBUTED

OTHER:
   LOAN CONVERSION FEE
   EXPENSE REIMBURSEMENTS
   GAIN ON LIQUIDATIONS
   HAZARD INSURANCE PREMIUM REFUNDS
   NET OTHER DISTRIBUTIONS

SCHEDULED SERVICING FEE EXPENSES:
UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS
   SERVICING FEES SALE ADJUSTMENTS
   SERVICING FEES ACCRUAL ADJUST-
      MENTS
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED

MISCELLANEOUS EXPENSES:

NET FUNDS DISTRIBUTED



PNC SERIES 1996-2 (1381)
FISCAL 1996

                                       JUNE             JULY              AUGUST              SEPTEMBER           OCTOBER

ISSUE DATE: 06/28/96
CERTIFICATE BALANCE AT
ISSUE:  $86,542,998.26

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS                                     $86,542,998.26    $86,093,279.12      $85,479,855.50      $85,053,841.89
   UNITS                                                            366               365                 364                 364

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL
      COLLECTED DUE CURRENT MONTH                            386,939.15        389,135.65          390,635.22          393,071.50
   UNSCHEDULED PRINCIPAL COLLECTION/
      REVERSALS                                               18,571.12         27,862.13           35,378.39           48,580.60
   LIQUIDATIONS-IN-FULL                                       44,208.87        196,425.84                0.00                0.00
   PRINCIPAL BALANCE SALE ADJUSTMENTS                              0.00              0.00                0.00                0.00
   NET PRINCIPAL DISTRIBUTED                                 449,719.14        613,423.62          426,013.61          441,652.10

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)                               0.00              0.00                0.00                0.00

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS                                      86,093,279.12     85,479,855.50       85,053,841.89       84,612,189.79
   UNITS                                                            365               364                 364                 364
SCHEDULED INTEREST AT MORTGAGE RATE:                         492,943.59        490,383.46          486,954.03          484,535.54

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS                                                   68.50              0.00              (14.10)             (37.41)
   INTEREST SALE ADJUSTMENTS                                       0.00              0.00                0.00                0.00
   INTEREST ACCRUAL ADJUSTMENT                                     0.00              0.00                0.00                0.00
   INTEREST UNCOLLECTED ON LIQUIDA-
     TION                                                          0.00              0.00                0.00                0.00
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS                                                0.00              0.00                0.00                0.00
   NET UNSCHEDULED INTEREST
     DISTRIBUTED                                                  68.50              0.00              (14.10)             (37.41)

OTHER:
   LOAN CONVERSION FEE                                             0.00              0.00                0.00                0.00
   EXPENSE REIMBURSEMENTS                                          0.00              0.00                0.00                0.00
   GAIN ON LIQUIDATIONS                                            0.00              0.00                0.00                0.00
   HAZARD INSURANCE PREMIUM REFUNDS                                0.00              0.00                0.00                0.00
   NET OTHER DISTRIBUTIONS                                         0.00              0.00                0.00                0.00

SCHEDULED SERVICING FEE EXPENSES:                             16,766.91         16,679.67           16,570.36           16,487.31

UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS                                              0.00              0.00               (0.01)              (0.29)
   SERVICING FEES SALE ADJUSTMENTS                                 0.00              0.00                0.00                0.00
   SERVICING FEES ACCRUAL ADJUST-
      MENTS                                                        0.00              0.00                0.00                0.00
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS                                                 0.00              0.00                0.00                0.00
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS                                           0.00              0.00                0.00                0.00
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED                                                  0.00              0.00               (0.01)              (0.29)

MISCELLANEOUS EXPENSES:                                            0.00              0.00                0.00                0.00

NET FUNDS DISTRIBUTED                                        925,964.32      1,087,127.41          896,383.19          909,663.21


                                       NOVEMBER            DECEMBER          TOTAL

ISSUE DATE: 06/28/96
CERTIFICATE BALANCE AT
ISSUE:  $86,542,998.26

BALANCES FROM LAST FISCAL
MONTH-END:
   PRINCIPAL DOLLARS                    $84,612,189.79     $83,563,822.48     $86,542,998.26
   UNITS                                           364                361                366

PRINCIPAL POOL COLLECTIONS:
   SCHEDULED PRINCIPAL
      COLLECTED DUE CURRENT MONTH           395,594.70         395,479.08       2,350,855.30
   UNSCHEDULED PRINCIPAL COLLECTION/
      REVERSALS                              45,054.46          85,290.40         260,737.10
   LIQUIDATIONS-IN-FULL                     607,718.15         189,035.40       1,037,388.26
   PRINCIPAL BALANCE SALE ADJUSTMENTS             0.00               0.00               0.00
   NET PRINCIPAL DISTRIBUTED              1,048,367.31         669,804.88       3,648,980.66

CAPITAL LOSS (PRINCIPAL WRITTEN OFF)              0.00               0.00               0.00

BALANCES CURRENT FISCAL MONTH-END:
   PRINCIPAL DOLLARS                     83,563,822.48      82,894,017.60      82,894,017.60
   UNITS                                           361                360                360
SCHEDULED INTEREST AT MORTGAGE RATE:        482,033.81         457,557.19       2,912,407.62

UNSCHEDULED INTEREST AT MORTGAGE RATE:
   UNSCHEDULED INTEREST COLLECTION/
      REVERSALS                                (143.76)          (4,717.26)        (4,844.03)
   INTEREST SALE ADJUSTMENTS                      0.00                0.00              0.00
   INTEREST ACCRUAL ADJUSTMENT                    0.00                0.00              0.00
   INTEREST UNCOLLECTED ON LIQUIDA-
     TION                                         0.00                0.00              0.00
   INTEREST UNCOLLECTED ON NON-
     EARNING ASSETS                               0.00                0.00              0.00
   NET UNSCHEDULED INTEREST
     DISTRIBUTED                               (143.76)          (4,717.26)        (4,844.03)

OTHER:
   LOAN CONVERSION FEE                            0.00                0.00              0.00
   EXPENSE REIMBURSEMENTS                         0.00                0.00              0.00
   GAIN ON LIQUIDATIONS                           0.00                0.00              0.00
   HAZARD INSURANCE PREMIUM REFUNDS               0.00                0.00              0.00
   NET OTHER DISTRIBUTIONS                        0.00                0.00              0.00

SCHEDULED SERVICING FEE EXPENSES:            16,402.26           16,205.11         99,111.62

UNSCHEDULED SERVICING FEES:
   UNSCHEDULED SERVICE FEE COLLEC-
      TIONS/REVERSALS                            (2.38)            (130.64)          (133.32)
   SERVICING FEES SALE ADJUSTMENTS                0.00                0.00              0.00
   SERVICING FEES ACCRUAL ADJUST-
      MENTS                                       0.00                0.00              0.00
   SERVICING FEES UNCOLLECTED ON
      LIQUIDATIONS                                0.00                0.00              0.00
   SERVICING FEES UNCOLLECTED -
      NON-EARNING ASSETS                          0.00                0.00              0.00
   NET UNSCHEDULED SERVICING FEE
      DISTRIBUTED                                (2.38)            (130.64)          (133.32)

MISCELLANEOUS EXPENSES:                           0.00                0.00              0.00

NET FUNDS DISTRIBUTED                     1,513,857.48        1,124,570.34      6,457,565.95


                           PNC MORTGAGE SECURITIES CORP.
                                   MASTER SERVICING
                         MORTGAGE PASS-THROUGH CERTIFICATES
                             12/1996 DISTRIBUTION REPORT

PROCESSING MONTH:  11/1996

SERIES 1996-2  (1381)                                   WEIGHTED AVERAGE PC RATE: 6.5999
----------------------------------------------------------------------------------------
                                             MEMO ITEMS
                                             -----------

MEMO INCOME/EXPENSES TO SERVICERS            ISSUER P & I ADVANCES:
---------------------------------            -----------------------------------
Late Charges            $0.00                Beginning Advance Balance    $0.00
Prepayment Fees         $0.00                New Advances                 $0.00
Miscellaneous Fees      $0.00                Advances Recovered           $0.00
                                             Ending Advance Balances      $0.00


INSURANCE RESERVES*
-------------------
                                                                              COVERAGE
  INSURANCE TYPE ORIGINAL BALANCE CLAIMS IN PROGRESS CLAIMS PAID  ADJUSTMENTS REMAINING
  -------------- ---------------- ------------------ -----------  ----------- --------------
  MPI                     $0.00    $0.00              $0.00        $0.00               $0.00

  SPECIAL HAZARD  $1,730,860.00    $0.00              $0.00        $0.00       $1,730,860.00

  BANKRUPTCY BOND
  SINGLE-UNITS       $50,000.00    $0.00              $0.00        $0.00          $50,000.00
  MULTI-UNITS             $0.00    $0.00              $0.00        $0.00               $0.00

  MORTGAGE
    REPURCHASE    $1,730,860.00    $0.00              $0.00        $0.00       $1,730,860.00


DELINQUENT INSTALLMENTS
-----------------------


              ONE                         TWO                         THREE
     -----------------------     ----------------------     ----------------------
     COUNT    PRIN BALANCE       COUNT     PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------     ----------------------
         4     $598,049.89        0         $0.00            0         $0.00

          IN FORECLOSURE                ACQUIRED
     -----------------------     ----------------------
     COUNT      PRIN BALANCE     COUNT     PRIN BALANCE
     -----------------------     ----------------------
         0      $0.00              0        $0.00



The Class B-4 and Class B-5 Certificates (the "Junior Subordinate Certificates") provide credit support and limited special hazard, bankruptcy and fraud coverage (collectively, "Coverage") to (i) the Class B-1, Class B-2 and Class B-3 Certificates (the "Senior Subordinate Certificates" and, together with the Junior Subordinate Certificates, the "Class B Certificates"), (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class X,
Class P and Class R Certificates (the "Senior Certificates") and (iii) the
Class A-7 Certificates (the "Senior Support Certificates"), to the extent described in the prospectus supplement (the "Prospectus Supplement") pursuant to which the Senior, Senior Support and Senior Subordinate Certificates were offered. The Class B-3 Certificates provide coverage to the Class B-1 and Class B-2 Certificates and, the Class B-2 Certificates provide coverage to the Class B-1 Certificates, in each case as described in the Prospectus Supplement. The Senior Subordinate Certificates provide coverage to the
Senior and Senior Support Certificates, and Senior Support Certificates pro-vide coverage to the Senior Certificates, in each case, to the extent described in the Prospectus Supplement.

The Class Principal Balances of the Class B Certificates immediately after the principle and interest distribution on December 26, 1996 are as follows:


                CLASS               CLASS PRINCIPAL BALANCE
                A-7                  $7,964,921.24
                B-1                  $  630,672.26
                B-2                  $  210,224.41
                B-3                  $  336,358.28
                B-4                  $  294,313.01
                B-5                  $  210,224.74


The amount of the special hazard, bankruptcy and fraud coverage, as of the above referenced distribution date is $1,730,860.00, $50,000.00 and $1,730,860.00, respectively.